                                                                    Exhibit 23.2

                   Consent of Independent Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement that is made a part of the Registration Statement (Form S-4
No. 333-       ) and to the incorporation by reference therein of our report dated September 30, 1997 with respect to the consolidated financial statements and schedule of Chock Full O'Nuts Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1997 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
New York, New York
September 7, 1999